                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                          CINERGY SERVIES IBERIA, S.L.

The undersigned, Cesar Rodriguez, attorney-at-law, officiating under Spanish Bar
Association, declares that:

     1.-  Cinergy  Services  Iberia,  S.L.,  hereinafter  referred  to as:  "the
     Company"- is a closed company with limited  liability,  organised under the laws of  Spain,  having  its  registered  office  at Paseo  Castellana  23,
     2(degree),  28046,  Madrid, Spain and having its offices at the same place, and  being  registered  in  the  Mercantile  Register  of  Madrid  on  Page
     M-294.022.

     2.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register,  the Articles of Association of the Company have not been amended since the  incorporation  at civil law notary,  officiating  in Madrid on 9
     October 2001.

     3.- According to those Articles of Association of the Company,  the purpose of the Company is the prospecting,  promotion, management, exploitation and representation  of all kinds of business relating to plant dedicated to the production of electricity and with the marketing of electricity and natural gas.  The  listed  activities  can  be  developed  indirectly,  totally  or partially,  through  participation  in other  companies  with  analogous or identical object.

     4.- The company can participate in, manage and finance these enterprises.

     5.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register, the directors of the Company are:

          1.   Derek  John  Spencer,  born on 29 May 1941,  married,  of British nationality,  residing at 23 Paseo de la  Castellana,  2(degree),
               Madrid;
          2.   Maria del Carmen Garcia Arguelles,  adult of age,  Spanish,  with domicile in Paseo de la Castellana,  23, 2(0), Madrid and Spanish
               ID number 10.874.842-M;
          3.   Francisco Rausell Solari, adult of age, Spanish, with domicile in
               Paseo de la  Castellana  23,  2(degree),  Madrid and  Spanish I.D number 27.289.321-M.

     6.- The secretary  non-director is Cesar Rodriguez Gonzalez,  of legal age,
     Spanish,  residing  at Paseo de la  Castellana  23,  2(degree),  Madrid and provided with National Identity number 52.611.658-D.

Signed in Madrid on 23 April 2002

Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N(0)3.133